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                                                                   Exhibit 10.67



                                HADCO CORPORATION
              EXECUTIVE INCENTIVE COMPENSATION DEFERRED BONUS PLAN
                      AS AMENDED AND RESTATED JULY 1, 1998


         This Executive Incentive Compensation Deferred Bonus Plan (the "Plan") is established by HADCO Corporation to provide incentive to key executives who contribute to the profits of the corporation by their ability, industry, loyalty or exceptional service, through making them participants in its success.

         SECTION 1: ELIGIBILITY TO PARTICIPATE. Participants in this Plan shall be active employees of HADCO Corporation (the "Corporation") or its subsidiaries or affiliates who are employed in an executive or managerial capacity and who are designated to receive incentive compensation awards under the Corporation's executive incentive compensation program, as determined by the Compensation Committee of the Board of Directors of the Corporation (the "Committee").

         SECTION 2: DETERMINATION AND PARTIAL DEFERRAL OF INCENTIVE COMPENSATION. The Committee shall determine for each fiscal year of the Corporation the amount of incentive compensation to be awarded to each of the Corporation's designated key executives, in accordance with criteria established by the Committee and approved by the Board of Directors as part of the Corporation's executive incentive compensation program.

         Payment of sixty percent (60%) of the amount of incentive compensation awarded to each designated key executive for each year shall be made in a lump sum in cash (subject to applicable tax withholdings and deductions) as soon as practicable after the date the award is declared. Payment of the remaining forty percent (40%) of such incentive compensation award (referred to herein as the "deferred bonus amount") shall be made (a) in the case of awards made through calendar year 1997, in cash (subject to applicable tax withholdings and deductions) in three equal installments over a period of three years commencing on the one year anniversary date of the award, subject to and in accordance with the provisions of this Plan, and (b) in the case of awards made in calendar year 1998 or thereafter, in shares of restricted stock (as further described in Section 6 hereof) of the Corporation valued at the then fair market value of the Corporation's common stock, as soon as practicable after the date the award is declared.

         SECTION 3: NOTIFICATION AND DESIGNATION OF BENEFICIARIES. Each designated key executive who is awarded incentive compensation under HADCO Corporation's executive incentive compensation program for any year shall be notified by the Corporation of such award and of his participation in this Plan for such year. Each participant shall file with the Corporation a written designation of beneficiary or beneficiaries to receive any amounts payable with respect to the participant in the event of his death, which designation may be changed from time to time by the filing of a written designation naming a new beneficiary or beneficiaries. If a participant dies without designating a beneficiary, or if the designated beneficiary is not then in existence, any amounts payable with respect to the participant shall be paid to the participant's estate.



         SECTION 4:  ACCOUNTS FOR DEFERRED BONUSES TO BE PAID IN CASH.

         4.1 For all deferred bonuses which are to be paid to the participant in cash, as provided in Section 2 hereof, the Corporation shall maintain an account (the "Cash Account") for each participant in this Plan, which shall be credited with the participant's cash deferred bonus amount and the amount of any deemed interest pursuant to subsection 4.2 and debited for any distributions to the participant pursuant to Section 5. No money shall actually be allocated to any account, as such accounts shall be of a memorandum nature maintained by the Corporation for accounting purposes and shall not be representative of any identifiable assets.

         4.2 The undistributed portion of each Cash Account shall be deemed to earn interest in arrears annually at in interest rate one point above the prime rate as published in the WALL STREET JOURNAL for the last business day of the previous fiscal year. Interest shall be determined from the last day of the fiscal year for which the incentive compensation award was made to the close of the next fiscal year of the Corporation or, if earlier, to the close of the fiscal year immediately preceding





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the date of distribution of all or part of a participant's Cash Account (except as provided in subsection 5.3 in the event of a distribution on account of involuntary termination of employment or retirement or in the event of distribution in connection with a Change of Control as provided in subsection
5.4 hereof). Interest shall be credited to each participant's Cash Account annually.

         4.3 The Corporation shall furnish to each participant a statement of amounts credited to or debited from his Cash Account during each fiscal year, within ninety (90) days after the end of the calendar year in which such fiscal year ends.

         SECTION 5:  DISTRIBUTIONS FROM CASH ACCOUNTS.

         5.1 Each installment of a cash deferred bonus amount to be paid to a participant shall be made on or about the anniversary date of the original declaration of the award, commencing on the first such anniversary; provided, however, that the participant remains employed by the Corporation or any subsidiary or affiliate as of the date payment is due. Each installment payment shall include interest on that portion of the bonus to be then distributed, calculated in accordance with subsection 4.2.

         5.2 If a participant voluntarily terminates his employment with the Corporation without the prior consent of the chief executive officer of the Corporation, other than by reason of his retirement at or after the normal retirement date as described in the HADCO Corporation Retirement Plan or if a participant's employment is terminated by the Corporation for cause as defined herein, he shall forfeit any remaining unpaid installments of his deferred bonus amount and all deemed interest, if any, credited to his account. If the participant is the chief executive officer of the Corporation, such forfeiture shall occur if he voluntarily terminates his employment with the Corporation without the prior consent of the Board of Directors of the Corporation, other than by reason of his retirement at or after the normal retirement date as described in the HADCO Corporation Retirement Plan. For purposes of this Plan, employment shall not be deemed terminated if the participant remains employed by the Corporation or any subsidiary or affiliate thereof. For purposes of this Agreement, the Company shall have "cause" to terminate the Executive in the event of: (a) the willful and continued failure by the Executive to substantially perform his/her duties, after demand for substantial performance is delivered by the Company to the Executive identifying with specificity the grounds for the Company's' belief that the Executive has not substantially performed his/her duties; (b) the permanent physical or mental incapacity of the Executive; (c) the commission by the Executive of any act of fraud or embezzlement relating to the property of the Company and/or the services to be provided by the Executive; or (d) the Executive's unauthorized disclosure of proprietary confidential information of the Company or the Executive's engaging in competition with the Company.

         5.3 If a participant is involuntarily terminated from employment without cause, including by reason of his death or disability or if termination of employment of a participant is due to retirement at or after the normal retirement date as described in the HADCO Corporation Retirement Plan, the balance of the participant's cash deferred bonus amount plus interest determined to the date of such involuntary termination or retirement, as the case may be, shall be paid to the participant or his designated beneficiary or beneficiaries as soon as practicable after the event giving rise to the termination. For purposes hereof, the definition of "disability" as set forth in the HADCO Corporation Retirement Plan shall apply.

         5.4 Upon any sale of all or substantially all of the assets of the Corporation, or upon a merger, consolidation or tender offer in respect of which the stockholders holding all of the Corporation's outstanding voting securities immediately prior to the consummation thereof hold less than 50% of all of the Corporation's outstanding voting securities immediately after such consummation (each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then the date upon which the full balance of the participant's cash deferred bonus amount under this Plan will be fully vested and due and payable shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition.

         SECTION 6:  RESTRICTED STOCK

         6.1 To the extent that the deferred bonus amount is to be paid to a participant in restricted stock ("Restricted Stock"), as provided in Section 2 hereof, the number of shares of stock to be awarded to the participant shall be determined by dividing the dollar equivalent of the deferred bonus amount by the fair market value of the Corporation's common stock





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on the day the incentive compensation award is declared. For purposes of this
Plan, fair market value shall mean the following: (a) if the Corporation's common stock is actively traded in an established over-the-counter market, the mean between the bid and ask prices quoted in such over-the-counter market at the close on the trading day nearest preceding the date of the award; (b) if such common stock is listed on any national exchange, or traded in the NASDAQ National Market, the mean between the high and low sale prices quoted on such exchange or market on the trading day nearest preceding the date of the award; and (c) if the stock is not then publicly traded, the value as determined from time to time by the Board of Directors. If any fractional share of stock is calculated to be due a participant, then the number of shares of Restricted Stock shall be rounded up to the nearest whole share and the participant's incentive compensation award shall be deemed adjusted accordingly.

         6.2 All Restricted Stock to be issued to a participant under this Plan shall be issued (i) under the Corporation's 1998 Stock Plan, if such a plan is hereafter adopted by the Corporation's Board of Directors and approved by the Corporation's stockholders, or (ii) if no such Plan is so adopted and approved, then from available authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation. Notwithstanding the provisions of this Section 6, the Corporation shall have no obligation to deliver any certificate or certificates representing the Restricted Stock until the Corporation has complied with all applicable laws and regulations, including without limitation all regulations of any stock exchange upon which the Corporation's outstanding common stock is then listed. The Corporation shall use reasonable efforts to bring about compliance with the above condition within a reasonable time. Any shares of Restricted Stock due to a participant under this Plan in connection with an incentive compensation award made after the adoption of a new stock plan by the Corporation's Board of Directors but prior to approval of such new stock plan by the Corporation's stockholders shall be held in escrow by the Corporation until stockholder approval of the new stock plan is obtained, and if such approval is not obtained within six (6) months after the issuance of such shares, then the shares will be automatically treated as having been issued from the Corporation's available pool of authorized but unissued shares (or shares that were once issued and subsequently reacquired by the Corporation).

         6.3 Each participant shall be issued a stock certificate reflecting his ownership of the number of shares of common stock, $.05 par value, of the Corporation awarded to him as his deferred bonus amount. Each such stock certificate issued to a participant shall bear the following legends:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement of such shares under the Securities Act of 1933, or an opinion of counsel for Hadco Corporation that registration is not required under such Act.

                  The shares represented by this certificate are subject to risks of forfeiture as described in the Corporation's Executive Incentive Compensation Deferred Bonus Plan, as amended and restated July 1, 1998.

         6.4 Each participant agrees to sign an investment letter in such form as may be reasonably requested by the Corporation at the time of each incentive compensation award which results in the issuance of Restricted Stock to the participant.

         6.5 All shares of Restricted Stock issued under this Plan shall be subject to forfeiture by the participant in the event of termination of his employment with the Corporation within three years of the date of declaration of the incentive compensation award of which the shares of Restricted Stock constitute the deferred bonus amount. No shares of Restricted Stock issued under this Plan may be sold, mortgaged, pledged, hypothecated or otherwise transferred by a participant until on or after the three year anniversary of the date of declaration of the incentive compensation award of which the shares of Restricted Stock constitute the deferred bonus amount. Notwithstanding the foregoing, the shares of Restricted Stock may be relieved of these risks of forfeiture and restrictions on transfer described above pursuant to the provisions of Sections 6.7, 6.8 or 7.4 hereof. Prior to such three year anniversary and after issuance of a certificate representing the shares of Restricted Stock, the participant shall have all rights as a stockholder except as specifically set forth herein.




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         6.6      If a participant voluntarily terminates his employment with the Corporation other than by reason of his retirement at or after the normal retirement date as described in the HADCO Corporation Retirement Plan or if a participant's employment is terminated by the Corporation for cause as defined herein, he shall forfeit any shares of Restricted Stock which have not been held for at least three years after the date of declaration of the incentive compensation award. If the participant is the chief executive officer of the Corporation, such forfeiture shall occur if he voluntarily terminates his employment with the Corporation other than by reason of his retirement at or after the normal retirement date as described in the HADCO Corporation Retirement Plan. For purposes of this Plan, employment shall not be deemed terminated if the participant remains employed by the Corporation or any subsidiary or affiliate thereof. For purposes of this Agreement, the Company shall have "cause" to terminate the Executive in the event of: (a) the willful and continued failure by the Executive to substantially perform his/her duties, after demand for substantial performance is delivered by the Company to the Executive identifying with specificity the grounds for the Company's' belief that the Executive has not substantially performed his/her duties; (b) the permanent physical or mental incapacity of the Executive; (c) the commission by the Executive of any act of fraud or embezzlement relating to the property of the Company and/or the services to be provided by the Executive; or (d) the Executive's unauthorized disclosure of proprietary confidential information of the Company or the Executive's engaging in competition with the Company.

         6.7 If a participant is involuntarily terminated from employment without cause, including by reason of his death or disability or if termination of employment of a participant is due to retirement at or after the normal retirement date as described in the HADCO Corporation Retirement Plan, the shares of Restricted Stock held by the participant at the time of termination shall be relieved of the restrictions contained in Section 6.5 hereof (but not of any securities law restrictions which may apply to the shares or their disposition). For purposes hereof, the definition of "disability" as set forth in the HADCO Corporation Retirement Plan shall apply.

         6.8 Upon any sale of all or substantially all of the assets of the Corporation, or upon a merger, consolidation or tender offer in respect of which the stockholders holding all of the Corporation's outstanding voting securities immediately prior to the consummation thereof hold less than 50% of all of the Corporation's outstanding voting securities immediately after such consummation (each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then the date upon which the shares of Restricted Stock shall be relieved of the restrictions contained in Section 6.5 shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition.

         6.9 Any shares of Restricted Stock which are forfeited by a participant in connection with his termination of employment from the Corporation within three years of the date of declaration of the incentive compensation award of which the shares of Restricted Stock constitute the deferred bonus amount shall (i) if issued under the 1998 Stock Plan and if such Plan still exists, be restored to the pool of shares reserved for issuance under such Plan, or (ii) if not issued under the 1998 Stock Plan, be restored to the status of authorized but unissued shares of the Corporation's common stock.

         6.10 If, for any reason, including without limitation restrictions imposed by the securities laws or any stock exchange, the Corporation deems it impractical or imprudent, in its sole judgment, to issue shares of Restricted Stock to a participant, then the deferred bonus amount due the participant in Restricted Stock shall be replaced by a cash deferred bonus amount with all of the attributes of, and the same distribution schedule as, the cash deferred bonus amount described elsewhere in this Plan.

         SECTION 7:  MISCELLANEOUS PROVISIONS RELATING TO PAYMENTS.

         7.1 No participant shall have any option or right to choose the amounts or dates of payment of distributions payable to him under this Plan.

         7.2 All payments under this Plan shall be made from the general assets of the Corporation and no assets shall be segregated or placed in trust for the purpose of funding such payments. Participants under this plan shall have the status of general unsecured creditors of the Corporation.

         7.3 No participant or beneficiary shall have the right to alienate, anticipate, pledge, encumber or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan, and no payments or rights of any




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participant or beneficiary shall be subject to attachment, garnishment or their legal or equitable process available to any creditor.

         7.4 The Corporation shall have the right to accelerate the payment of any cash distribution payable under this Plan or to accelerate the lapse of restrictions on the Restricted Stock distribution payable under this Plan.

         7.5 The Corporation shall have the right to withhold from any distribution under this Plan the amount of any federal, state or local withholding taxes due with respect to such distribution, as well as the employee's share of any payroll taxes relating thereto. Without limiting the generality of the foregoing, the Corporation may condition the release of cash deferred bonus amounts and the removal of legends from stock certificates representing the Restricted Stock upon the participant's making arrangements satisfactory to the Corporation for payment of withholding taxes due in connection with the payment of the cash deferred bonus amount or the release of restrictions from the Restricted Stock, as the case may be.

         SECTION 8: ADMINISTRATION OF PLAN. All determinations, decisions and directions made or given by the Board of Directors or the Committee under or with respect to this Plan shall be final and conclusive. The determination of the Board of Directors or the Committee on any question concerning or involving the interpretation and administration of this Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any officer or employee of the Corporation, his legal representatives or assigns, any right to participate in the Corporation's executive incentive compensation program or this Plan except to the extent, if any, that the Committee may have determined or approved. The Board of Directors, in passing on the matters which it is required to approve, may in its discretion rely upon the recommendations made by the Committee with respect thereto.

         SECTION 9: AMENDMENT OR TERMINATION. The Board of Directors may, from time to time, amend, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment, suspension or termination shall reduce the right of any participant to receive distributions of amounts awarded to him prior to the effective date of such amendment, suspension or termination. Notice of any amendment, suspension or termination of the Plan shall be given to each participant who is affected thereby. This Plan may also be terminated in the event of the bankruptcy, insolvency, reorganization or winding up of the affairs of the Corporation.

         SECTION 10:  GENERAL.

         10.1 This Plan shall be governed by and interpreted under the laws of the Commonwealth of Massachusetts.

         10.2 This Plan shall not be interpreted to constitute a contract of employment and nothing herein shall give any participant or employee the right to remain in the employ of the Corporation or its subsidiaries or affiliates, or interfere with the Corporation's right to terminate his employment at any time.

         10.3 The Committee shall have the authority to interpret this Plan and to prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of this Plan or of any right related to an incentive compensation award granted under this Plan shall be final unless otherwise determined by the Board of Directors of the Corporation. No member of the Board of Directors or of the Committee shall be liable, in respect to this Plan, for any act, whether of commission or omission, taken by any other member or by any officer, agent or employee of the Corporation or its subsidiaries or affiliates nor, except in circumstances involving his own bad faith, for anything done or omitted to be done by him.

         10.4 It is intended that cash distributions under this Plan will be taxable income to the participants in the calendar year in which they are made, and the Restricted Stock distributions under this Plan will be taxable income to the participant in the calendar in which the substantial risk of forfeiture with respect to the stock lapses (or in such earlier calendar year during which the participant files an effective election under section 83(b) of the Internal Revenue Code). However, neither the Corporation, the Committee nor any employee, officer or agent thereof guarantees that any particular federal, state or local tax consequences will occur as a result of participation in this Plan and each participant shall be responsible for the tax consequences to him of participating in this Plan. Notwithstanding the preceding sentence, if the Internal Revenue Service shall at any time interpret this Plan to be ineffective with regard to the deferral of a participant's income, and that interpretation becomes final and unappealable, then the Corporation shall distribute to the participant from





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the unpaid portion of his cash deferred bonus amount an amount equal to such income tax liability (but not more than the remaining unpaid portion of his cash deferred bonus amount) or, in the case of a Restricted Stock deferred bonus amount, the Corporation shall distribute to the participant, free of the forfeiture provisions hereof (but not of any securities law restrictions which may apply to the shares or their disposition), a portion of the Restricted Stock equal in value to such income tax liability (but not more than the remaining unpaid portion of his Restricted Stock deferred bonus amount). Any remaining portion of the cash or Restricted Stock deferred bonus amount shall continue to be subject to the remaining provisions of this Plan.

         SECTION 11: EFFECTIVE DATE. This Plan shall be effective commencing with incentive compensation awards made with respect to the Corporation's fiscal year ending October 26, 1996 and shall continue for each fiscal year thereafter until terminated as provided herein.






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         IN WITNESS WHEREOF, this Plan was adopted by the Board of Directors of
HADCO Corporation the 17th day of May 1996, and has been amended and restated this 1st day of July, 1998.




Attest:                                      HADCO Corporation, a Massachusetts
                                             corporation


                                             By
-------------------------------------           --------------------------------
James C. Hamilton, Clerk                        ITS DULY AUTHORIZED PRESIDENT





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